SATURNA GROUP
CHARTERED PROFESSIONAL ACCOUNTANTS LLP
1066 West Hastings Street, Suite 1250
Vancouver, BC Canada V6E 3X1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated September 6, 2017 included in the Registration Statement on Form S-1/A-2 and related Prospectus of Hoops Scouting USA for the registration of its common stock.

Saturna Group LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

March 28, 2018